Exhibit 32.1

CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of WorldGate Communications Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher V. Vitale, as Principal Executive Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 5, 2011	/s/ Christopher V. Vitale
Christopher V. Vitale
Chief Administrative Officer
(Principal Executive Officer)